Exhibit 99.2

Trupanion's Margi Tooth Appointed Chief Executive Officer Effective August 1, 2024
–Founder and CEO Darryl Rawlings to continue to serve as Chair of the Board in furtherance of previously announced succession plan

SEATTLE, WA. May 2, 2024 -- Trupanion, Inc. (Nasdaq: TRUP), a leading provider of medical insurance for cats and dogs, today announced that its Board of Directors has unanimously approved the appointment of Margi Tooth to Chief Executive Officer, effective August 1, 2024. Tooth’s appointment to CEO marks the culmination of a multi-year, board-led process. Tooth will also continue as President and hold the dual titles of CEO and President. Additionally, Tooth is anticipated to be appointed to Trupanion’s Board of Directors during its July meeting. Trupanion’s founder and outgoing CEO Darryl Rawlings will continue to serve in the role of Chair of the Board, in which capacity he will continue to oversee the Company’s board of directors.

Tooth holds nearly two decades of experience as a growth-oriented leader within the pet insurance category. Her tenure includes over seven years with the UK’s largest pet insurance provider, during which time the category saw tremendous growth, reaching approximately 25% penetration.

Tooth’s appointment to CEO follows a proven career at Trupanion, spanning over a decade in leadership positions of increasing responsibility including Chief Marketing Officer, Chief Revenue Officer and as of January of 2021, President. During her time at Trupanion, Tooth has played a pivotal role in the company's growth and success, overseeing the execution of its strategic plan which includes diversifying into new channels, products, and geographies, while ensuring that the core Trupanion product, designed with the heart of the veterinary community in mind, remains front and center. Under her leadership, Trupanion has achieved significant milestones, including surpassing $1 billion in revenue, reaching over 1 million subscription pets, and paying out nearly $3 billion in veterinary invoices. Additionally, Tooth's leadership has led to improving operational efficiency through targeted overhauls in several departments.

Ms. Tooth's extensive experience, including serving as President of Trupanion since 2021, coupled with her deep understanding of the pet insurance industry, strongly positions her to lead Trupanion into its next phase of growth in its global underpenetrated markets, while staying aligned with the needs of veterinarians and pet owners.

Darryl Rawlings stated, "There is no one I trust greater than Margi to lead Trupanion as CEO. During Margi’s tenure, Trupanion has experienced significant growth, with revenue increasing from less than $100 million to over $1 billion. Her impact, however, extends well beyond the numbers. In the last 18 months, Margi has assumed oversight of every department at Trupanion and started to overhaul key operational areas to drive improved efficiency and performance. Margi brings exceptional passion, dedication, and knowledge to the role and she embodies the heart and spirit of Trupanion. It has been my honor and privilege to serve as a resource to her over the past decade and I look forward to serving our shareholders as Chair of the Board.”

Murray Low, Trupanion’s Lead Independent Director, stated, "Today’s announcement reflects our confidence in Margi’s proven leadership. With this move, we enable a smooth transition to a proven executive in Margi, while maintaining ongoing board-level leadership from Darryl. The unanimous support from the Board and appointment ahead of our original timeline underscores our trust in her abilities. We're eager to see her continue Trupanion's success."

Margi Tooth stated, "It's an honor to lead Trupanion as CEO. Our mission to support pet parents is my daily motivation and it resonates deeply with me. I'm proud to lead our equally passionate team in serving our members, and the veterinary community, paying out nearly $2 million in veterinary invoices daily. Yet still, with less than 5% of pets in North America and Continental Europe covered by pet medical insurance today, there's so much more to be done to ensure pets receive the care they deserve and veterinarians can practice the medicine for which they’ve trained. I'm excited to lead Trupanion in this journey, and am forever grateful for the support and mentoring from Darryl, and the Board, and I look forward to our partnership moving forward."

Rawlings once again confirmed his commitment to serve as Chair of the Board until 2035, if amenable to shareholders. In addition to serving as Chair of the Board, Rawlings will enter into a consulting agreement with Trupanion to provide services related to the development of the Company’s food initiative.

About Trupanion
Trupanion is the leading provider of medical insurance for over 1,000,000 cats and dogs throughout the United States, Canada, Europe, Puerto Rico and Australia. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Accelerant Insurance Company of Canada. Trupanion Australia is a partnership between Trupanion and Hollard Insurance Company. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, the anticipated change in the Chief Executive Officer of the company, Ms. Tooth assuming the role and responsibilities of the CEO role, Ms. Tooth’s potential appointment to the Trupanion board of directors, and anticipated consulting services to be provided by Mr. Rawlings, and the company’s ability to execute its business plan and grow successfully. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including unexpected circumstances that could result in Ms. Tooth and Mr. Rawlings not consummating the role changes described herein, or result in Ms. Tooth not joining the Trupanion board as currently anticipated. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: deliberations and determinations by the Trupanion board based on the future performance of the company or otherwise, earlier changes in the employment status or role of Ms. Tooth or Mr. Rawlings in advance of the anticipated August 1, 2024 effective date of changes described herein, the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in the Canadian currency exchange rate; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls, including to remediate material weaknesses in internal controls over financial reporting; the ability to complete its 2023 annual audit and timely file its Form 10-K, the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; and our ability to retain key personnel.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Contacts:

Investors:
Laura Bainbridge
Senior Vice President, Corporate Communications
Investor.Relations@trupanion.com
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